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                                   EXHIBIT 11

                                 FTD CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                     Three Months              Six Months
                                                                        Ended                    Ended
                                                                     December 31,              December 31,
                                                                 --------------------    -------------------
                                                                   1997         1996        1997       1996
                                                                 --------    --------    --------   --------
                                                                    (In thousands, except per share amounts)
BASIC AND DILUTED EARNINGS PER SHARE *:
Net loss applicable to common stock before extraordinary items   ($ 1,308)   ($ 1,162)    (1,128)    (1,710)

Extraordinary item                                                   (835)          -       (835)         -
                                                                 --------    --------    -------    -------

Net loss                                                           (2,143)     (1,162)    (1,963)    (1,710)
                                                                 ========    ========    =======    =======

Average number of common shares outstanding                        15,239      15,388     15,250     15,394

Common stock equivalents due to dilutive affect
of stock options and warrants                                          68           -         68          -
                                                                 --------    --------    -------    -------

Total average number of common shares outstanding                  15,307      15,388     15,318     15,394

Loss before extraordinary item                                   ($  0.09)   ($  0.08)   ($ 0.08)   ($ 0.11)

Extraordinary item                                               ($  0.05)   $   0.00    ($ 0.05)   $  0.00

Basic and Diluted loss per share                                 ($  0.14)   ($  0.08)   ($ 0.13)   ($ 0.11)
                                                                 ========    ========    =======    =======


* Adjusted to reflect the 100% stock dividend declared on February 2, 1998 to stockholders of record as of February 9, 1998.